UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2015

Kore Resources Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-1572317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Ave South Tower,
8th floor
Miami Florida 33131
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 587-4249

WeedWeb, Inc.
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 29, 2015, Kore Resources, Inc. (“we” or the “Company”) entered into a Confidential Settlement and Mutual Release Agreement (the “Settlement Agreement”) with WeedWeb Inc, a privately held Delaware corporation (“WeedWeb ”) and Weedweb’s controlling stockholder Mary Kay Tantum (“Tantum”).  Pursuant to this agreement, we are to unwind the share exchange transactions which were made in connection with a share exchange agreement dated June 30, 2014, among the same parties.  The decision to unwind and rescind the transaction was in large part as a result of lack or performance and lack of consideration required pursuant to the terms of the share exchange agreement.  As a result, the parties mutually concluded that rescinding the transaction was warranted in the circumstances.

As a result of unwinding the transactions, WeedWeb will no longer be our subsidiary as we have agreed to return an aggregate of 10,000,000 common shares of WeedWed to the former shareholders of WeedWeb.  Further, the former shareholders of WeedWeb will return to us 30,000,000 shares of our common stock and WeedWeb will retain all assets necessary to effectuate its business and operations as currently conducted.  The Settlement Agreement contains a general release and covenant not to sue pursuant to which the we, WeedWeb and the WeedWeb shareholders released, and agreed not to sue with respect to, any and all rights they have against each other. The Settlement Agreement also contains customary representations, warranties and covenants, including covenants regarding confidentiality and non-disparagement.

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Settlement Agreement is incorporated by reference into this Item 2.01.

As a result of the Settlement Agreement, WeedWeb shall cease being a wholly-owned subsidiary of the Company.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Settlement Agreement is incorporated by reference into this Item 3.02.

Exemption from Registration. The shares of common stock referenced herein were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States.  The Share Exchange Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering.  Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as that term is defined in Rule 501 of Regulation D.  Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a “U.S. person”, as that term is defined in Rule 902 of Regulation S.

ITEM 5.03           AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Company is in the process of filing an Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  As a result of the Amendment, the Company will change its name with the State of Nevada from WeedWeb, Inc. back to its former name of Kore Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE RESOURCES, INC.

Date: May 5, 2015	By:	/s/Mathew Killeen
Matthew Killeen
President, Chief Executive Officer, Chief Financial Officer, and Sole Director